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                                                                    EXHIBIT 5.1


[The following text appears as letterhead:

Rogers & Hardin
Attorneys At Law
A Limited Liability Partnership
2700 International Tower, Peachtree Center
229 Peachtree Street, N.E.
Atlanta, Georgia  30303-1601
(404) 522-4700
FACSIMILE:  (404) 525-2224]

                               November 26, 1997

Alternative Living Services, Inc.
450 N. Sunnyslope Road, Suite 300
Brookfield, Wisconsin  53005

         RE:    REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-39705)

Ladies and Gentlemen:

         At your request, we have examined the registration statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, (the "Securities Act") of up to $325,000,000 aggregate offering price of securities (the "Securities"), consisting of one or more series of debt securities (the "Debt Securities"), one or more series of shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and shares of common stock, par value $.01 per share (the "Common Stock"). We also have examined the form of indenture by and between Alternative Living Services, Inc. (the "Company") and United States Trust Company of New York, as trustee, relating to the Debt Securities (the "Indenture").

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         We are members of the Bar of the State of Georgia, and the opinions given herein are limited to present laws of the State of Georgia and the General Corporation Law of the State of Delaware (the "DGCL"). To the extent that any opinion herein may relate to matters governed by the laws of any jurisdiction other than the DGCL or the laws of the State of Georgia, we have assumed with your consent for the purposes of such opinion that the laws of the State of


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Alternative Living Services
November 26, 1997
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Georgia (other than with respect to conflicts of law) shall be controlling with respect thereto. We shall have no continuing obligation to inform you of changes in law or facts subsequent to the date hereof, or of facts of which we become aware after the date hereof.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

         1. When the sale of any Debt Securities by the Company has been authorized, when the Indenture shall be duly executed and delivered by the Company, and such Debt Securities have been authorized by the Board of Directors of the Company, and when such Debt Securities have been established by the Indenture, duly authenticated by the Trustee and executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement which shall have become effective under the Securities Act, such Debt Securities will constitute legally valid and binding obligations of the Company.

         2. When the sale of any Preferred Stock by the Company has been authorized, and such Preferred Stock has been authorized by the Company and when such Preferred Stock has been established in accordance with the terms of the Company's Restated Certificate of Incorporation, as amended, and applicable law and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement which shall have become effective under the Securities Act, such Preferred Stock will be validly issued, fully paid and nonassessable.

         3. When the sale of any Common Stock by the Company has been authorized, including any Common Stock that may be issuable pursuant to the conversion of any Debt Securities or Preferred Stock by the Company, and when such Common Stock has been authorized by the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement which shall have become effective under the Securities Act, such Common Stock will be validly issued, fully paid and nonassessable.

         This opinion rendered in paragraph 1 above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, the discretion of the court before which any proceeding therefor may be brought; and (iii) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

         To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized,


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Alternative Living Services
November 26, 1997
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validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.

                                                     Very truly yours,


                                                     ROGERS & HARDIN